Exhibit 10.1

STAND-ALONE STOCK OPTION AGREEMENT

THIS STAND-ALONE STOCK OPTION AGREEMENT (this “Agreement”) dated as of the 15th day of September, 2022 by and between Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [●] (the “Optionee”).

RECITALS

WHEREAS, the Company has adopted and maintains the Titan Pharmaceuticals, Inc. 2015 Omnibus Equity Incentive Plan effective August 24, 2015, as amended (the “Plan”), and

WHEREAS, the Company’s Board of Directors (the “Board”) adopted, subject to the receipt of stockholder approval, an amendment to the Plan to increase the number of shares of common stock reserved for awards under the Plan from 1,000,000 to 2,500,000 (the “Plan Amendment”).

WHEREAS, pursuant to the terms of the Plan and subject to the approval of the Plan Amendment, on the date hereof the Compensation Committee (the “Committee”) of the Board granted to the Optionee, a nonqualified stock option to purchase all or any part of 100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Grant of Option. This Agreement evidences the Committee’s grant to the Optionee of the right and option to purchase, subject to and on the terms and conditions set forth herein, and subject to stockholder approval of the Plan Amendment, all or any part of 100,000 shares of the Company’s Common Stock (the “Shares”) at an exercise price per Share equal to the closing price of the Common Stock on the NASDAQ Global Market on the date hereof (the “Option”), exercisable from time to time, subject to the provisions of this Agreement, prior to 5:00 p.m., New York City time, the ten (10) year anniversary of the date hereof, unless earlier terminated pursuant to Section 8. If stockholder approval of the Plan Amendment is not obtained on or prior to the first anniversary of the date of this Agreement, this Agreement and the grant made hereunder will be deemed void ab initio.

2. Exercisability of Option. Subject to Section 1 and Section 8 hereof, and subject to stockholder approval of the Plan Amendment, the Option will vest and become exercisable pro-rata over a 12-month period, commencing from the date hereof.

3. Method of Exercise of Option.

3.1. Method of Exercise. The Option to the extent then exercisable may be exercised in whole or in part by giving written notice to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (a) in the form of shares of Common Stock owned by the Optionee (based on the Fair Market Value (as defined below) of the shares) that are not the subject of any pledge or security interest, (b) in the form of shares of Common Stock withheld by the Company from the shares of Common Stock otherwise to be received with such withheld shares of Common Stock having a Fair Market Value equal to the exercise price, or (c) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price. Notwithstanding the forgoing, the Optionee may not take any actions that are prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission or any agency thereunder. The Optionee shall have the right to dividends and other rights of a stockholder with respect to the Shares purchased upon exercise of the Option at such time as the Optionee (a) has given written notice of exercise and has paid in full for such Shares, and (b) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

3.2. Fair Market Value. “Fair Market Value” means the closing price on the date of grant on the principal securities exchange on which shares of Common Stock are listed (if the shares of Common Stock are so listed), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Common Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the United States Internal Revenue Code of 1986, as amended. Anything in this Section 3.2 to the contrary notwithstanding, in no event shall the purchase price of a share of Common Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Common Stock are listed.

4. Tax Withholding. Upon any exercise of the Option in whole or in part, the Company shall have the right at its option to (a) require the Optionee (or personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to the Option or (b) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock, the Board may in its sole discretion grant to the Optionee the right to elect, pursuant to such rules and subject to such conditions as the Board may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value to satisfy such withholding obligation.

5. No Transferability; Limited Exception to Transfer Restrictions. The Option is not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of the Option in whole or in part to (a) a trust for the benefit of the Optionee, (b) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (c) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, the Option in whole or in part contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

6. No Employment Rights. Nothing contained in this Agreement shall confer upon the Optionee any right to continue in the employ or other service of the Company or any of its subsidiaries, nor constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change the Optionee’s compensation or other benefits or to terminate the employment of the Optionee, with or without cause; provided, however, that nothing contained in this Agreement shall adversely affect any independent contractual right of the Optionee, including but not limited to the Optionee’s rights under the Plan, without his consent thereto.

7. Regulations. This Agreement and the grant and exercise of the Option hereunder, and the obligation of the Company to sell and deliver shares under the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required. Additionally, notwithstanding any other provision in this Agreement, the Option may not be exercised in whole or in part unless and until the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Shares to be issued upon the exercise of the Option granted hereunder in order to permit the exercise of the Option in whole or in part and the issuance and sale of the Shares subject to the Option, although the Company may in its sole discretion register such Shares at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Shares to be issued upon the exercise of the Option may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to the Shares to the Company’s transfer agent. The Company undertakes that following stockholder approval of the Plan Amendment the Company will seek to register the resale of the Shares. Additionally, the Optionee understands and acknowledges that he is subject to the Company’s rules regarding insider trading contained in the Company’s Code of Conduct or otherwise.

8. Adjustment and Termination upon Certain Events.

8.1. Adjustments. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or there shall occur any similar, unusual or extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Company as an entirety, then the Board shall, in such manner and to such extent (if any) as it deems appropriate and equitable (a) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of the Option, (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to the Option, (iii) the grant, purchase, or exercise price of the Option, (iv) the securities, cash or other property deliverable upon exercise of the Option, or (v) the performance standards appropriate to the Option, or (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of the Option or the cash, securities or property deliverable to the Optionee based upon the distribution or consideration payable to holders of the Common Stock of the Company upon or in respect of such event. In any of such events, the Board may take such action sufficiently prior to such event if necessary to permit the Optionee to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

8.2. Change of Control. In the event there is a Change of Control (as defined under the Plan), any outstanding unvested Options will automatically vest and become exercisable on the date of such Change of Control in accordance with the terms of the Plan.

8.3. Effect of Termination of Employment.

(a) Termination by Death. Unless otherwise determined by the Committee, which determination may in no event shorten the period during which the Option may be exercised, if the Optionee’s employment with or service to the Company terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death or until the expiration of the stated term of the Option as provided under this Agreement, whichever period is longer.

(b) Termination by Reason of Disability. Unless otherwise determined by the Committee, which determination may in no event shorten the period during which the Option may be exercised, if the Optionee’s employment with or service to the Company terminates by reason of total and permanent disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of termination due to disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three (3) months after the date of such termination of employment or service or the expiration of the stated term of the Option, whichever period is longer; provided, however, that, if the Optionee dies within such three (3) month period, the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death or for the stated term of the Option, whichever period is longer.

(c) Termination by Reason of Resignation. Unless otherwise determined by the Committee, which determination may in no event shorten the period during which the Option may be exercised, if the Optionee’s employment with or service to the Company terminates by reason of the Optionee’s resignation, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), for a period of six (6) months after the effective date of such resignation or until the expiration of the stated term of the Option as provided under this Agreement, whichever period is shorter.

(d) Other Termination. Unless otherwise determined by the Committee, which determination may in no event shorten the period during which the Option may be exercised, if the Optionee’s employment with or service to the Company terminates for any reason other than resignation, termination for cause, death or disability, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), for a period of one (1) year after the effective date of such termination or until the expiration of the stated term of the Option as provided under this Agreement, whichever period is longer.

(e) Termination for Cause. If the Optionee’s employment or service with the Company is terminated by the Company for Cause (as defined under the Plan), the Option shall expire immediately and be forfeited in its entirety.

(f) Transfers. The transfer of the Optionee from the employ of or service to the Company to the employ of or service to a subsidiary, or vice versa, or from one subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of this Agreement.

9. Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Agreement, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

10. Shares to be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

11. Assignment. Except as expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any party hereto without the express written consent of the other party hereto, provided, however, that no consent will be required for the assignment to any successor to all or substantially all of the Company’s assets or business (whether by purchase, merger, consolidation or otherwise).

12. Notices. All notices provided for in this Agreement will be in writing signed by the party giving such notice sent by (i) registered or certified mail, return receipt requested, (ii) any prepaid overnight courier delivery service then in general us, (iii) hand or (iv) facsimile transmission or similar means of communication if such transmission of such notice is confirmed immediately by any of the other means set forth above, as follows:

If to the Company:	c/o Titan Pharmaceuticals, Inc. 400 Oyster Point Blvd., Suite 505 South San Francisco, CA 94080 Attention: Chief Operating Officer

If to the Employee:	[●] [ADDRESS]

or at such other address as will be indicated to either party in writing. Notice of change of address will be effective only upon receipt. A notice provided in the manner required herein will be deemed given: (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

13. Waiver. The Company’s failure to enforce any provision of this Agreement will not constitute a waiver of its right to enforce such provision. The parties reserve the right to waive by mutual written consent for a specific period and under specific conditions any provision of this Agreement, provided that such waiver shall be limited to the period and conditions specified by mutual written consent and shall in no way constitute a general waiver, or be considered as evidence of any given interpretation of any provision so waived.

14. Governing Law; Jurisdiction. This Agreement will be governed and construed in accordance with the laws of the State of [New York] applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each party agrees that any action or proceedings relating to this Agreement seeking injunctive relief or enforcement of an arbitration award may be instituted against such party in any appropriate court in the State of [New York] and hereby irrevocably submits to the jurisdiction of the State and Federal courts of the State of [New York] and waives any claim of forum nonconveniens with respect thereto.

15. Descriptive Headings. The Section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

16. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

17. Entire Agreement. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement, the Plan and any modifications made pursuant hereto and thereto constitute the complete and exclusive written expression of the terms of the agreement between the parties, and supercede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended, changed or modified absent a writing signed by both parties. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will prevail.

18. Counterparts. This Agreement may be executed in one or more counterparts, which, together, will constitute one and the same agreement.

19. Compliance With Laws. Notwithstanding anything else contained herein to the contrary, this Agreement, the granting and vesting of the Option and the offer, issuance and delivery of Shares under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered in respect of this Agreement will be subject to such restrictions, and to any restrictions the Company may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

TITAN PHARMACEUTICALS, INC.

By:	/s/ David E. Lazar
	Name:	David E. Lazar
	Title:	Chairman of the Board of Directors

/s/ [●]
[●]